UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported):	January 25, 2008

ISCO INTERNATIONAL, INC. (Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-22302 (Commission File Number)	36-3688459 (I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS (Address of Principal Executive Offices)	60007 (Zip Code)

847-391-9400 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement.

On January 31, 2008 ISCO International, Inc. (the “Company”) entered into an Amendment and Termination and Release of Guaranty (the “Guaranty Termination”) with Manchester Securities Corporation (“Manchester”), Alexander Finance, L.P. (“Alexander” and together with Manchester, the “Lenders”), Illinois Superconductor Canada Corporation (“ISCC”) and Spectral Solutions, Inc. (“Spectral” and together with ISCC the “Guarantors”).  The Guarantors are wholly-owned subsidiaries of the Company and each guaranty the Company’s obligations under respective Fourth Amended and Restated Guaranties, each dated June 22, 2006 (each a “Guaranty”), as amended.  The Company’s financial obligations to the Lenders pursuant to a Third Amended and Restated Loan Agreement, dated June 22, 2006 (the “Loan Agreement”) and the Securities Purchase Agreement, dated June 22, 2006 (the “Securities Purchase Agreement”), as well as the notes (as described below) issued under these two agreements, are secured by a perfected first lien on certain assets of the Company and the Guarantors, as wholly-owned subsidiaries of the Company, under a Fourth Amended and Restated Security Agreement, dated June 22, 2006 as amended (the “Security Agreement” and collectively with the Guaranty and such notes, the “Loan Documents”) by and among the Company, the Lenders, the Guarantors, and Manchester as collateral agent.  Spectral and ISCC are both inactive and neither subsidiary owns any assets.

Pursuant to the Guaranty Termination, the Lenders irrevocably released each of the Guarantors from all of the terms and conditions of their respective Guaranties and terminated the Guaranties.  In addition, the Lenders released their security interest in any and all assets of each Guarantor, and terminated the terms and conditions, relating to, and the obligations of, the Guarantors under the Security Agreement, including, terminating any security interest in Collateral, (as that term is defined in the Loan Documents), owned or hereafter acquired by either one or both Guarantors.  The Security Agreement, the Loan Agreement and were each amended to delete any and all references to the Guarantors.  The Company agreed to dissolve Spectral and ISCC as promptly as practicable.  A description of the Guaranty Termination is qualified by reference to the complete copy of the Guaranty Termination, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

To secure and guarantee payment of the Company’s 5% Senior Secured Convertible Notes due June 22, 2010 issued on June 22, 2006 (the “2006 Notes”), the Company’s 7% Senior Secured Convertible Notes due August 1, 2009 issued on June 26, 2007 (the “2007 Notes”), and with respect to Alexander only, the Company’s 7% Senior Secured Convertible Note due August 1, 2009 issued on January 3, 2008 (the “2008 Note”), on January 31, 2008, the Company, the Lenders, and the Company’s recently acquired wholly-owned subsidiary, Communication Systems, Inc. (“Clarity”), entered into a Fifth Amended and Restated Security Agreement (the “New Security Agreement”) and a Guaranty of Clarity Communication Systems, Inc. (the “Clarity Guaranty”) in favor of the Lenders.  The New Security Agreement amends and restates the Security Agreement.  Pursuant to the terms of the New Security Agreement, the Company and Clarity jointly and severally pledged and collaterally assigned to the Lenders a continuing first priority security interest in all assets of the Company and Clarity currently owned or acquired in the future.  The security interest created by the New Security Agreement constitutes continuing collateral security for the payment by the Company and Clarity of all amounts from time to time owed by them to the Lenders under (i) the Loan Agreement; (ii) the 2006 Notes; (iii) the 2007 Notes; (iv) the 2008 Note; and (v) the Clarity Guaranty (the Loan Agreement, the 2006 Notes, the 2007 Notes, the 2008 Note, the Clarity Guaranty and the New Security Agreement, are hereinafter collectively referred to as the “Revised Loan Documents”).

Pursuant to the Clarity Guaranty, Clarity agrees to guarantee to the Lenders, the full payment and performance of any and all obligations and undertakings of the Company under the Revised Loan Documents.  Descriptions of the New Security Agreement and the Clarity Guaranty are qualified by reference to the complete copies of the New Security Agreement and the Clarity Guaranty, which are attached hereto as Exhibits 10.2 and 10.3, respectively and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Guaranty Termination and the Guaranties is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the New Security Agreement and the Clarity Guaranty is incorporated into this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

(b) On January 25, 2008 Michael Fenger notified the Company of his resignation from the Company’s Board of Directors effective as of January 25, 2008.

(d) On January 30, 2008, Torbjorn Folkebrant was elected to serve on the Board as a director to fill a vacancy on the Board created by the recent departure of Michael Fenger.  Mr. Folkebrant will initially serve on the Audit and Governance Committees of the Board of Directors.

Item 9.01.  Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

(d) Exhibit No.	Description
10.1	Amendment and Termination and Release of Guaranty, dated January 31, 2008
10.2	Fifth Amended and Restated Security Agreement, dated January 31, 2008
10.3	Guaranty of Clarity Communication Systems, Inc., dated January 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO I NTERNATIONAL , INC.
Date: January 31, 2008	By: /s/ Frank Cesario Frank Cesario Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
10.1*	Amendment and Termination and Release of Guaranty, dated January 31, 2008
10.2*	Fifth Amended and Restated Security Agreement, dated January 31, 2008
10.3*	Guaranty of Clarity Communication Systems, Inc., dated January 31, 2008

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* Filed herewith